                                                                     Exhibit 5.1

                    [Morgan, Lewis & Bockius LLP letterhead]

August 23, 2000

Magainin Pharmaceuticals Inc.
5110 Campus Drive
Plymouth Meeting, PA  19462

Re:  Magainin Pharmaceuticals Inc. - Form S-3 Registration Statement
     ---------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 4,153,196 shares of the Company's Common Stock, par value $.002 per share (the "Common Shares"), held by the selling stockholders listed in the Registration Statement and an aggregate of 167,166 shares of the Company's Common Stock issuable upon the exercise of warrants (the "Warrant Shares") held by Lindsay A. Rosenwald, M.D., Aries Domestic Fund, L.P., Aries Domestic Fund II, L.P. and The Aries Master Fund II (collectively, the "Warrants"). We have examined copies of the Company's Restated Certificate of Incorporation, as amended, By-Laws, as amended, resolutions adopted by the board of directors and such other documents, and have made such inquiries of the Company's officers as we have been deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the genuineness of, and conformity with, the original of all documents submitted to us as copies thereof.

The opinion set forth below is limited to the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that the Common Shares have been validly issued, fully paid and non-assessable and that the Warrant Shares will be, when issued in accordance with the terms of the underlying Warrants, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm under the caption "Legal Opinion" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP